Exhibit 5.1
                             SIERCHIO & COMPANY, LLP
ATTORNEYS
                        150 East 58th Street, 25th Floor
                            New York, New York 10155
PHONE (212) 446-9500 - TELEFAX (212) 446-9504

                                                                    May 15, 2001



Transmeridian Exploration Incorporated
11811 North Freeway, Suite 500
Houston, Texas  77060


     Re: Transmeridian Exploration Incorporated
         Registration Statement on Form SB-2

Dear Sir or Madam:

     We have acted as counsel for Transmeridian Exploration Incorporated, a corporation existing under the laws of the State of Delaware (the "Company") in connection with the preparation and filing of a registration statement on Form SB-2 (the "Registration Statement") relating to the registration and the offer and sale by (i) the Company of 8,809,500 of the Company's shares of common stock, $0.006 par value ("Common Stock") and (ii) certain of the Company's unaffiliated shareholders of a total of 15,190,500 shares of Common Stock (collectively, the "Common Shares").

     In this connection, we have examined such documents, corporate records, officers' certificates and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, (i) the Company's Articles of Incorporation and Bylaws, (ii) the Company's Certificate of Amendment to the Articles of Incorporation, and (iii) the Registration Statement. We have assumed the legal capacity to sign and the genuineness of all signatures of all persons executing instruments or documents examined or relied upon by us and have assumed the conformity with the original documents of all documents examined by us as copies of such documents.

SIERCHIO & COMPANY, LLP

     Based upon and subject to the foregoing, we are of the opinion that (1) when offered and sold by the Company as described in the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable and (ii) the shares being resold by the Selling Shareholders were validly issued, fully paid and non-assessable at the time of their issuance by the Company to such Selling Shareholders.

     We hereby consent to the reference to this firm under the caption "Interests of Named Experts and Counsel" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby concede that we are within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission hereunder.

                             Very truly yours

                             Sierchio & Company, LLP


                             By: /s/"Joseph Sierchio
                             -----------------------
                            Joseph Sierchio, Partner